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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-26867, 33-31564, 33-32683, 33-60785 and 333-
05399) and on Form S-3 (No. 333-60429) of Lyondell Chemical Company of the following reports which are included in this Annual Report on Form 10-K.

 . Our report dated February 18, 2000 on our audits of the consolidated financial statements of Lyondell Chemical Company as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999.

 . Our report dated February 25, 2000 on our audit of the financial statements of LYONDELL-CITGO Refining LP as of December 31, 1999 and for the year ended December 31, 1999 and the year ended December 31,1997.

 . Our report dated February 18, 2000 on our audits of the financial statements of Equistar Chemicals, LP as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999 and the period from December 1, 1997 (inception) to December 31, 1997.


PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 29, 2000